Exhibit 10.1

***Text Omitted and Filed Separately
CONFIDENTIAL TREATMENT REQUESTED
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

AGREEMENT TO AMEND SUPPLY AGREEMENT DATED AUGUST 29, 2005

(AMENDMENT 1)

This Agreement to Amend (the “Amendment”) the Supply Agreement dated August 29, 2005 (the “Agreement”) between the Parties herein, is entered into on this the 6th day of July 2006

By and between

BlOCON LIMITED, a company incorporated under the laws of India, having its registered office at 20th K.M. Hosur Road, Electronics City P.O., Bangalore 560 100, India (“Biocon”);

And

PAR PHARMACEUTICAL, INC., a Delaware Corporation, with offices located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677, United States of America (“Par”);

Biocon and Par are each referred to as a “Party” and are collectively referred to as the “Parties”.

Whereas Biocon and Par have entered into a Supply Agreement dated August 29, 2005 for the supply of tiacumicin [***] Active Pharmaceutical Ingredient and pursuant to the mutual discussion between Biocon and Par and in accordance with Article 12.1 of the Agreement, the Parties wish to amend the Agreement with effect from July 6, 2006 (the “Effective Date”).

The Parties mutually agree as follows:

1.                                       The Delivered Price per kilogram of API for both R&D Supply and Commercial Supply under Article 4.2 of the Agreement shall henceforth be a uniform Price of USD [***] (United States Dollars [***]).

2.                                       The amendment mutually agreed upon herein shall be the only amendment to the Agreement and all other terms and conditions of the Agreement shall remain un-changed and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the Effective Date by signature of their duly authorized representatives.

FOR BIOCON LIMITED	FOR PAR PHARMACEUTICAL, INC.

Name: Rakesh Bamzai	Name:
Title: President — Group Marketing	Title:

26

SUPPLY AGREEMENT

This SUPPLY AGREEMENT is hereby entered into as of August 29, 2005 (the “Effective Date”), by and between Par Pharmaceutical, Inc. (“Par”), a Delaware corporation with offices located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677 USA and Biocon Limited (“Biocon”) a company organized under the laws of India, with offices located at 20th K M Hosur Road, Electronics City, Bangalore 560 100 INDIA.  Biocon and Par are each referred to as a “Party”, and are collectively referred to as the “Parties”.

WHEREAS, Par wishes to develop products containing the active pharmaceutical ingredient tiacumicin [***] for marketing as a pharmaceutical product;

WHEREAS, Par wishes to purchase such tiacumicin [***] from Biocon under the terms and conditions set forth herein; and

WHEREAS, Biocon desires to supply to Par its requirements of the active pharmaceutical ingredient tiacumicin [***].

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Biocon and Par mutually agree as follows:

Article 1

DEFINITIONS

1.1           “Act” shall mean the Federal Food, Drug and Cosmetic Act as amended from time-to-time.

1.2           “Adverse Drug Event” shall mean any experience with any of the Product, which may impact the Product Approval and which shall include any unfavorable, unusual or unwanted signs, symptoms, or laboratory values (whether or not considered drug related) experienced by a patient or customer that may be attributable to the API.

1.3           “Affiliate” shall mean in respect of a Party hereto, any corporation or business entity controlled by, controlling, or under common control with a Party.  (For the purpose of this definition, “control” means direct or indirect beneficial ownership of greater than fifty percent (50%) of the voting stock of such corporation or other business entity, or a greater than fifty percent (50%) interest in the income of such corporation or other business entity, or the power to direct or cause the direction of the management and policies of such corporation or other business entity whether by ownership of voting securities, by contract or otherwise, or such other relationship that, in fact, constitutes control.)

1.4           “Agreement” shall mean this Supply Agreement, as amended from time to time.

1.5           “API” shall mean tiacumicin [***] active pharmaceutical ingredient (CAS Registry Number CAS [***]) as further defined by the API Specifications.

1.6           “API Specifications” shall mean the specifications for the API contained in the NDA or DMF established by Par pursuant to this Agreement, unless changes are required in the United States Pharmacopeia, as such specifications may be amended at the request of the FDA or by mutual agreement of the Parties from time to time.  Until such time as a NDA or DMF is submitted to the FDA, the term API Specifications shall have the meaning as set forth in Exhibit A.

1.7           “Applicable Laws” means all applicable laws, rules, and regulations that apply to the manufacture, development, marketing, sale or commercialization of Product or the performance of either Party’s obligations under this Agreement including laws and regulations governing the import, export, development, marketing, distribution and sale of Product, to the extent applicable and relevant, and including all cGMP (defined below) or current Good Clinical Practices or similar standards or guidelines promulgated or adopted by the FDA where applicable, as well as U.S. export control laws and the U.S. Foreign Corrupt Practices Act.

1.8           “cGMP” shall mean current good manufacturing practices as required by the rules and regulations of FDA.

1.9           “Commercially Reasonable Efforts” means with respect to each Party, efforts  and commitment of resources in accordance with such Party’s reasonable business, legal, medical, and scientific judgment that are consistent with the efforts and resources such Party would use for its other products or projects, which are of similar market potential and at a similar stage in their life cycle, taking into account the competitiveness of the market place, the regulatory structure involved and other relevant factors that are not subject to each Party’s consents.

1.10         “Commercial Launch” shall mean the date of the first commercial sale of a product containing the API by Par or its Affiliate to a third party after the FDA has approved the NDA for such product.

1.11         “Confidential Information” shall mean all information and data that may be exchanged by the Parties which may include, but shall not be limited to, sales and product information, customer information, manufacturing processes, product formulations, information regarding applications and submissions (relating to existing and proposed products) made to the Food and Drug Administration, new product plans, product development efforts, marketing strategies, financial information and projections and other commercial and product data which is proprietary and of commercial value.  It is acknowledged that the Confidential Information contemplated hereby may be disclosed not only in writing or other tangible forms but also orally through, for example, discussions or presentations involving our respective representatives.  All information exchanged between the Parties shall be presumed to be Confidential Information.

1.12         “Delivered Price per kg” shall mean the price payable by Par to Biocon for validation and commercial volumes of API supplied by Biocon to Par.

1.13         “Delivery Date” shall mean a date for which delivery of API is specified in a purchase order.

1.14         “DMF” shall mean a FDA Drug Master File.

1.15         “FDA” shall mean the United States Food and Drug Administration.

1.16         “NDA” means a new drug application pursuant to 21 U.S.C. §355 for the Product.

1.17         “Regulatory Authority” shall mean any foreign, federal, state or local regulatory agency, department, bureau or other Governmental Authority, including, without limitation, the FDA and the U.S. Drug Enforcement Administration, which is responsible for issuing approvals, licenses, registrations (including but not limited to, the Registrations), permits or authorizations necessary for, or otherwise governs, the Manufacture, handling, use, storage, import, export, transport, distribution or sale of Products in the Territory.

1.18         “Product” shall mean the final commercially distributed dosage form of the API.

1.19         “Product Approval” shall mean final FDA approval to market commercially in the U.S.A. the specified Product for use in humans.

1.20         “Territory” shall mean the United States its territories, possessions, the Commonwealth of Puerto Rico, Canada and the State of Israel.

Article 2

SALE AND PURCHASE OF API

2.1           Exclusive Supply Requirements.  Subject to the terms and conditions of this Agreement, during the Term of this Agreement, Biocon shall supply Par (or Par’s designee) with its requirements of API for the Territory.  Except as allowed under Section 2.1.1 below, during the Term of this Agreement, Biocon shall only supply API to Par, and not to any other party

2.1.1        Third Party Supply.  The above notwithstanding, in the event Biocon has (i) supplied Par with [***] kg lots of API; and (ii) developed capacity to provide at least [***] kg per year of API to Par, Biocon may sell API to Optimer Pharmaceuticals or its respective designees for sale outside the Territory.  In the event Biocon is unable to meet its supply requirements for API to Par and Optimer Pharmaceuticals or its respective designees Biocon shall first and preferentially supply Par with all if its API requirements before supplying any API to Optimer Pharmaceuticals or its respective designees.  Furthermore, any supply agreement for API entered into between Optimer Pharmaceuticals or its respective designees and Biocon shall clearly state that Biocon’s supply obligations to such party is secondary and inferior to Biocon’s obligations to supply Par with API.

2.2           Exclusive Purchase Requirements.  Subject to the terms and conditions of this Agreement, during the term of this Agreement, Par shall (i) for the first year following the Commercial Launch purchase the greater of at least [***] percent ([***]%) of its requirements of API for the Territory or [***] kg of API from Biocon; (ii) for the second year following the

Commercial Launch purchase the greater of at least [***] percent ([***]%) of its requirements of API for the Territory or [***] kg of API from Biocon; and (iii) for the third year through the seventh year following the Commercial Launch purchase at least [***]percent ([***]%) of its requirements of API for the Territory from Biocon, with no minimum purchase of API from Biocon.  If Par’s requirements for API exceed [***] kg per year or, except as to the initial purchase order for Commercial Launch under Section 3.2, [***] kg per calendar quarter, or such other maximum capacity as may be agreed to by the Parties under Section 5.1, Biocon shall not be in breach of this Agreement and Par shall be released from the minimum purchase percentage above and Par shall be free to source from a third party all required volumes that are in excess of the amount supplied by Biocon.  The Parties hereby agree that at any time during the Term of this Agreement in the event Par desires to qualify a source other than Biocon to supply API, Biocon shall, solely at Par’s request, assist in a transfer of a technical package, at Par’s expense, to Par or Par’s designated alternate source, which shall include all pertinent biological materials, processes and analytical methods as my be required to produce commercial quantities of API that meet the API Specifications.  For clarity, both Parties agree that should Par fail to receive Product Approval or should the FDA request or demand that the Product no longer be sold, Par will have no obligation to purchase any quantity of API from Biocon, except as provided for in Section 3.1.

2.2.1        Revised Minimum Requirements.  If Par’s commercial requirements are less than [***] kg per year after two full years from the Commercial Launch, Biocon and Par shall negotiate in good faith to agree on a reduced minimum annual purchase amount.  In any event, Par’s minimum annual purchases during the third year through the seventh year following the Commercial Launch will be no less than [***] percent ([***]%) of Par’s requirements.

2.3           Failure to Timely Supply.  If Biocon, at any time during the Term, fails to timely deliver any quantity of API ordered by Par by the Delivery Date, then, in addition to any other rights and remedies available to Par, Par shall have the right at its sole option to purchase such defaulted quantity of API from a third party.  In the event (i) Biocon fails to timely supply Par with more than [***] percent ([***]%) of its commercial requirements of API for either two consecutive calendar quarters or for any three calendar quarters in any two year period; and (ii) except as to the initial purchase order for Commercial Launch under Section 3.2, such commercial requirement does not exceed [***] kg for such calendar quarters, Biocon shall be in breach of this Agreement and, in addition to any other rights and remedies available to Par, Par’s minimum purchase requirements under Sections 2.2 and 3.2.5 shall terminate.

Article 3

PURCHASE ORDERS; FORECASTS; AND DELIVERY

3.1           R&D Supply.  No later then three (3) months after the Execution Date, Par shall issue (i) a binding purchase order for [***] kg of API which shall designate the Delivery Date for [***] kg as any day prior to December 1, 2005 and [***] kg as any day prior to March 1, 2006; (ii) a binding purchase order for no less than [***] kg which shall designate the Delivery Date as any day prior to May 31, 2006; and (iii) a binding purchase order for no less than [***] kg of API which shall designate the Delivery Date for [***] kg as any day prior to July 1, 2006, and the Delivery Date for [***] as any day prior to Aug 1, 2006.

3.2           Forecasts and Orders.  Par shall provide its forecasts and purchase orders to Biocon for API for commercial sale as follows:

3.2.1        Approximately four (4) calendar quarters prior to the quarter in which the Commercial Launch is projected to occur, Par shall provide Biocon with a forecast of API quantities required to prepare for Commercial Launch and the first three (3) months of sales following Commercial Launch.

3.2.2        Approximately one hundred and eighty (180) days prior to the estimated Commercial Launch, Par will provide Biocon with a firm purchase order for API quantities required to prepare for Commercial Launch.  In addition, Par will provide a forecast of API quantities required to prepare for the first nine (9) months of sales following Commercial Launch.

3.2.3        Beginning one (1) month following the Commercial Launch, Par shall thereafter issue firm purchase orders to Biocon on a monthly basis, within five (5) days of the beginning of each month, together with a forecast of its API requirements for the next eleven (11) calendar months.  If Par fails to supply a forecast for a month in a timely manner, the last submitted monthly forecast shall become the new forecast.

3.2.4        Each purchase order submitted by Par shall specify a Delivery Date for the API that shall be no earlier than sixty (60) days from the date that the purchase order is submitted to Biocon, unless agreed to by Biocon in writing.

3.2.5        The quantity of API that Par specifies in each purchase order shall be no less than [***] percent ([***]%) and no more than [***] percent ([***]%) of the most recent forecast for such month, unless agreed to by Biocon in writing.

3.3           Shipment and Delivery.  All shipments of the API under this Agreement shall be CIP (ICC Incoterms 2000) to Par’s Spring Valley, New York facility plant or other place of shipment designated by Par.  Biocon shall deliver API within three (7) days of the applicable Delivery Date (or Delivery Dates).  All deliveries of API by Biocon shall be accompanied by all documentation required under the Applicable Laws to import the API into the Territory.

Article 4

PRICE AND PAYMENTS

4.1           Invoice.  Biocon shall invoice Par upon delivery of API in accordance with this Agreement.  Subject to the provisions of Section 4.2, payment for each shipment of API to Par shall be due within sixty (60) days after the date of Biocon’s invoice.  All payments required to be made hereunder shall be paid in United States dollars by wire transfer of immediately available funds to the financial institution, account number and account Party’s name designated in writing by Biocon to Par from time to time.

4.2           Purchase Price.  Par shall pay Biocon for API on a per kilogram delivered basis.

4.2.1        R&D Supply.  The Delivered Price per kg for all research and development amounts of API shall be (i) [***] dollars ($[***]) for the first [***] kg, to be delivered before March 1, 2006; (ii) [***]dollars ($[***]) for the remaining [***] kg and [***] kg.  The above notwithstanding, in consideration for Biocon’s timely development of the API, Par shall purchase the API at (i) [***]dollars per kg ($[***]/kg) for the initial [***] kg if Biocon delivers [***] kg prior to November 1, 2005 and [***] kg prior to January 1, 2006 and (ii) [***] dollars per kg ($[***]/kg) for the for the [***] kg if Biocon delivers all [***] kg before March 31, 2006 and the [***] kg if all [***] kg is delivered before July 1, 2006.

4.2.2        Commercial Supply.  The Delivered Price per kg shall be [***] dollars ($[***]) for all amounts of API for commercial sale.  Notwithstanding the above, in the event the FDA requires the API to be of greater than [***] percent ([***] %) purity (i) the API Specifications shall immediately and automatically be changed to reflect such requirement and (ii) the Delivered Price per kg shall be increased to [***] dollars ($[***]) for all amounts of API for commercial sale delivered thereafter.

4.2.3        Price Reduction.  The above notwithstanding, in the event that economic and/or competitive factors reduce Par’s margin on sales of Product, Biocon agrees to provide Par in good faith with a reduction in the cost of API.  In addition to the above, in the event Par decides to authorize a generic form of the Product (“Generic Product”) into the market either by (i) allowing a third party to sell Generic Product under the NDA or (ii) selling a Generic Product itself or through an Affiliate, Biocon hereby agrees to either (i) lower its price for API used in such Generic Product to the level other API suppliers of Generic Product or (ii) allow Par to purchase the API for such Generic Product from an alternate supplier.

Article 5

API DEVELOPMENT AND DEVELOPMENT COMMITTEE

5.1           Development.  Biocon shall use Commercially Reasonable Efforts to develop a commercially viable method of producing API.  At a minimum, Biocon shall, as of the Commercial Launch in the USA, have developed the capacity to produce not less than [***] kg per year of API (“Commercial Supply of API”).  In the event Par determines that its API requirements per year will be in excess of [***] kg per year, the Parties may, at their discretion, negotiate in good faith to raise Biocon’s production capacity above [***] kg per year of API.

5.2           Development Fees.  In consideration for Biocon developing the ability to provide a Commercial Supply of API, as stated in Section 5.1 above, Par shall pay to Biocon on a non-refundable basis (i) on the Effective Date, [***] dollars ($[***]); and (ii) upon the delivery of [***] kg of API, an additional [***] dollars ($[***]).

5.3           Development Costs.  With the exception of Section 5.3.1 below, all costs of developing a Commercial Supply of API shall be borne entirely by Biocon.

5.3.1        If during development of the Commercial Supply of API Biocon discovers that there is a need for a substantial capital investment for installing a down-streaming and recovery facility for meeting Par’s supply requirements for this molecule (the “Facility”), then in this event, Biocon may request from Par an amount, not to exceed [***] dollars ($[***]), for the out-of-pocket expenses it actually incurs for this capital investment.  Such a request may only be made before January 1, 2007 and shall include a good faith list and budget of possible out-of-pocket expenditures that may be incurred in completing the Facility.  In the event Biocon makes such a request, Par shall have the right to inspect the Facility and receive copies of all invoices regarding the cost of the Facility.  If Biocon anticipates or actually uses the Facility for any purpose other than fulfilling Biocon’s obligations under this Agreement, Par shall only be responsible for or shall be reimbursed for the costs of the Facility in accordance with Biocon’s proportional use of the Facility in fulfilling its obligations under this Agreement.  Par shall have the right to request an accounting from Biocon regarding the use of the Facility and the right to audit Biocon’s relevant financial books and records regarding the use of the Facility.

5.3.2        All amounts paid by Par under Section 5.3.1 above, shall be setoff against the future supply of API to Par as a percent cost reduction per kg of API, not to exceed [***] percent ([***] %) of Delivered Price per kg, until Par has fully recovered the cost of the capital investment.

5.4           Development Committee.  The Parties hereby agree to cooperate in good faith to facilitate (i) the development of process for API production and (ii) the uninterrupted supply of API to Par.  In support of the foregoing, the Parties agree to establish a committee (the “Development Committee”) to ensure the accomplishment of those goals and to allow for the necessary communications between the Parties.

5.4.1        The Development Committee shall be made up of six (6) people in total.  Each Party shall have equal representation in the Development Committee.  Each Party shall have the right from time to time to substitute new members, on a permanent or temporary basis, for any of its previously designated members of the Development Committee.  Each Party shall bear its own costs associated with participation in the Development Committee.

5.4.2        The Development Committee shall:

(a)           make recommendations and suggestions to enable each Party fulfill its obligations under this Agreement as efficiently as possible;

(b)           facilitate communication regarding, and resolution of, any disputes between the Parties; and

(c)           coordinate the exchange of information, technology and know-how as applicable to this Agreement.

5.4.3        The Development Committee shall not have the authority or power to impose financial costs or other obligations on either Party above those stated in this Agreement.

Article 6

BIOCON’S QUALITY CONTROL OBLIGATIONS

6.1           Biocon Obligations.  Biocon shall use its best commercial efforts to ensure that all API supplied to Par under the terms of this Agreement will:

(a)           conform in all respects to the API Specifications and Quality Agreement (defined below);

(b)           be manufactured in conformity with cGMP;

(c)           be of merchantable quality;

(d)           conform with all applicable material requirements of any and all Product Approvals granted for the Products within the Territory; and

(e)           meet any other material current pharmacopoeia or regulatory requirements of all relevant Regulatory Authorities in the Territory.

6.1.1        Packaging.  Biocon shall ensure that each batch of API is labeled and each of the batch numbers is applied to each batch, as required by the applicable Regulatory Authorities.  Biocon shall use Commercially Reasonable Efforts to provide Par with API with a minimum shelf life, before any retest, of [***] ([***]) months from the date of delivery to Par.  Due to the current the lack of stability data for the API, the Parties agree to negotiate in good faith more definite stability parameters to be included in the Quality Agreement (defined below).  In the event such provision in the Quality Agreement regarding API stability conflicts with or is inconsistent with this Agreement, that provision in the Quality Agreement shall govern and control.  Biocon shall ensure that a copy of the Certificate of Analysis (as defined in the Quality Agreement) with respect to each batch of API supplied to Par accompanies each batch.  Biocon will also ensure that all documentation reasonably required by Par shall be made available to Par upon request.

6.1.2        Shipment and Storage.  Biocon shall provide and maintain suitable storage and transport conditions for each batch of API and shall provide Par with complete written instructions with respect to proper conditions for the transport and storage of API.  Upon receipt of any batch of API by Par from Biocon, Par shall provide and maintain suitable storage conditions therefore and shall comply with any written instructions provided by Suppler that are required by the DMF in respect of the transport and storage of API.

6.2           Quality Control Agreement.  Within sixty (60) days following the Effective Date, the Parties shall mutually agree upon an intercompany quality agreement which will appropriately address regulatory, operational and quality obligations and responsibilities (the “Quality Agreement”).  Except as provided for in Section 6.1.1, in the event of any terms of the Quality Agreement conflict with or are inconsistent with the terms of this Agreement, the terms of this Agreement shall govern and control.

6.3           Inspections.  Upon reasonable prior notice, Par reserves the right to audit Biocon’s manufacturing, distributing and storage facilities to assure Biocon’s compliance with the Quality Agreement, cGMP and all Applicable Laws.  The audit will consist of an internal inspection of Biocon’s production and laboratory facilities and documents related to the API.  Biocon agrees to provide access to its facilities during and otherwise facilitate this audit process.  Par shall also have the right, upon reasonable prior notice, to have a Par employee or qualified external consultant present at Biocon’s manufacturing facility as an observer during the production of the API.  Biocon also agrees to allow any relevant Regulatory Authority to inspect any of its facilities used in fulfilling its obligations under this Agreement with respect to the Product.

6.4           Nonconforming API.  Par may reject any shipment of API as defective if the API does not conform to Biocon’s obligations under Section 6.1 and/or the Biocon’s product warranties set forth Section 9.2 or which is adulterated or misbranded within the meaning of the Act.  In order to reject a shipment, Par must: (i) give notice to Biocon of Par’s intent to reject such shipment together with a written indication of the reasons for such possible rejection within forty five (45) days after delivery of the API to Par, or in the case of latent defects, within forty-five (45) days after the date that Par discovers the defect and (ii) as promptly as reasonably possible thereafter, provide Biocon with notice of final rejection (a “Rejection Notice”) and the full basis therefore.  If no such notice of intent to reject is timely received by the Biocon, Par shall be deemed to have accepted such delivery of API.

6.4.1        Par’s tests results or basis for the Rejection Notice shall be conclusive unless Biocon notifies Par in writing within thirty (30) days of receipt of Par’s Rejection Notice that Biocon disagrees with such test results or basis for rejection (“Objection Notice”).  If Par and Biocon fail within ten (10) days after delivery of an Objection Notice to agree as to whether the API identified in the Rejection Notice is defective, representative samples of the batch of API in question shall be submitted to a mutually acceptable independent laboratory or consultant (if not a laboratory issue) for analysis for review.  The results of such evaluation shall be binding upon the Parties.  The Party that is determined to have been incorrect in its determination of whether the API should be rejected shall pay the costs of any such evaluation.  If the fees of the independent laboratory or consultant are due in advance, then Biocon shall pay such fees; provided, however, that promptly after the independent laboratory or consultant completes its evaluation, Par shall the reimburse the Biocon such fees if Par was incorrect in its determination.

6.4.2        If any shipment is rejected by Par, Par’s duty to pay all amounts payable to Biocon in respect to the rejected API shall be suspended unless and until there is a determination by an independent laboratory or consultant in support of Biocon’s Objection Notice in accordance with Section 6.2.1.

6.4.3        Whether or not Biocon accepts Par’s basis for its notice of rejection, Biocon shall use reasonable efforts, at Par’s request, to provide replacement API, which shall be purchased by Par as provided in this Agreement.

6.4.4        Unless Biocon requests the return to it of a rejected batch within sixty (60) days of receipt of Par’s notice of rejection, Par shall destroy the batch promptly and provide Biocon with certification of such destruction.  Par shall, upon receipt of Biocon’s request for the return of a rejected batch, promptly return such batch at Biocon’s costs.

6.5           Cooperation.  Biocon shall provide all reasonable cooperation with respect to Product Approval, including, but not limited to, (i) preparing and filing any necessary specifications, data, applications, or documents such as any applicable for the NDA; (ii) providing samples and biological materials; and (iii) providing documentation of all methods, formulas, and protocols used in the production of API.  Biocon shall give notice and supply copies to Par of all communications between Biocon and any Regulatory Authority relevant to the production of API.

6.6           API Specifications.  Changes to the API Specifications may only be made in accordance with the procedure delineated in the Quality Agreement, that notwithstanding, in no case may a change to the API Specifications be made upon less than eighteen (18) months prior written notice to Par and without Par’s written consent, which shall not be unreasonably withheld, unless such change is of the nature that does not require a filing with, approval by or notification to, any Regulatory Authority.  Biocon agrees that it will promptly notify Par of any and all changes to the API Specifications and/or manufacturing process.

6.7           DMF.  Par may, at it discretion, request that Biocon file a DMF related to production of API.  If, and only if, Par makes such a request, Biocon shall properly file a DMF related to the API with the FDA.  Prior to the filing of a DMF related to the production of API, Biocon shall submit such filing for Par’s review and approval.  Biocon shall maintain all applicable DMFs during the Term of this Agreement.  In the event Biocon does file a DMF, Biocon agrees to promptly provide Par and/or Par’s designee with a letter of access to such applicable DMFs for the API.  Biocon agrees that it shall not file a DMF related to production of API unless specifically asked by Par, in writing, to file such a DMF.  If a DMF is filed, changes to the DMF may only be made in accordance with the procedure delineated in the Quality Agreement, that notwithstanding, in no case may a change to the DMF be made upon less than eighteen (18) months prior written notice to Par and without Par’s written consent, which shall not be unreasonably withheld, unless such change is of the nature that does not require a filing with any Regulatory Authority.  Biocon agrees that it will promptly notify Par of any and all changes to the DMF.

Article 7

PRODUCT COMPLAINTS AND RECALLS

7.1           Product Complaints.  During the term of this Agreement, Biocon shall assist Par with any necessary investigation arising from product complaints or Adverse Drug Events relating to the Product.  Such assistance shall include Biocon’s re-testing the API at the reasonable request of Par and forwarding the results of such testing to Par as soon as reasonably possible.  Biocon may charge Par for reasonable costs incurred related to this assistance, including but not limited to travel expenses and re-testing lab time.

7.2           API Safety.  Each Party shall notify the other Party of any regulatory action taken by a Regulatory Authority concerning the safety of the API within two (2) days of the action being taken and will provide the other Party with complete information concerning that action.  In addition, each Party will notify the other of any action taken anywhere concerning the safety of any Product produced with the API, promptly upon becoming aware of the action being taken.

7.2.1        Product Recalls.  In the event of a voluntary or mandatory recall of a quantity of the Product which is materially attributable to the API purchased from Biocon or which results from any negligent act or omission of Biocon, Biocon agrees that it will assume all risk of loss and will indemnify and hold Par and its Affiliates harmless from any and all loss (except incidental or consequential loss, such as, for example, loss of business or of profits), liability, damage, claim, cost and expense (including, without limitation, reasonable attorney’s fees and liabilities for personal injury suffered by any person) (collectively, “Loss”) directly or indirectly arising from or incidental to any such recall of Product up to [***] US dollars ($[***]).

7.2.2        In the event of a voluntary or mandatory recall of a quantity of the Product which is not materially attributable to the API or which has not resulted from any negligent act or omission of Biocon, Par agrees that it will assume all risk of Loss and will indemnify and hold Biocon and its Affiliates harmless from any and all Loss directly or indirectly arising from or incidental to any such recall of such Product.

7.2.3        In addition to the obligations set forth this Article 7, each Party will disclose to the other Party all regulatory notices or recalls which relate to the API within seven (7) days of receipt of such notice or knowledge of such recall.

Article 8

TERM AND TERMINATION

8.1           Term.  The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless earlier terminated in accordance with Sections 8.2 through 8.3, shall continue in full force and effect until the tenth anniversary of the Commercial Launch.

8.2           Termination by Mutual Agreement.  This Agreement may be terminated by mutual written agreement of the Parties.

8.3           Termination for Default.  If either Party materially defaults in the performance of any material agreement, condition or covenant of this Agreement and such default or noncompliance shall not have been remedied within ninety (90) days after receipt by the defaulting Party of a notice thereof from the other Party, the Party not in default may terminate this Agreement.

8.4           Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligations accruing prior to the Effective Date thereof or resulting therefrom.  All payment obligations due pursuant to this Agreement shall survive termination or expiration of this Agreement.  Without limiting the foregoing, the following provisions shall survive the expiration or termination of this Agreement for any reason: (a) Article 8 (Term and Termination), (b) Article 9 (Representations, Covenants and Warranties), (c) Article 10 (Indemnification), (d) Article 11 (Confidentiality and Public Disclosure), and (e) Article 12 (Miscellaneous).  Any rights of Biocon to payments accrued through termination as well as obligations of the Parties under firm orders for purchase and delivery of API at the time of such termination shall remain in effect, except that in the case of termination under Section 8.3, the terminating Party may elect whether obligations under firm purchase orders shall remain in effect.

Article 9

REPRESENTATIONS, COVENANTS AND WARRANTIES

9.1           Par Representations, Convents and Warranties.  Par hereby represents and warrants to Biocon that:

(a)           it has the corporate authority to enter into this Agreement and to perform its obligations hereunder;

(b)           it shall use Commercially Reasonable Efforts to gain Product Approval in the US; and

(c)           it is not aware of any legal, contractual or other restriction, limitation or condition which might affect adversely its ability to perform hereunder.

9.2           Biocon Representations and Warranties.  Biocon hereby represents and warrants to Par that:

(a)           it has the corporate authority to enter into this Agreement and to perform its obligations hereunder;

(b)           it is not aware of any legal, contractual or other restriction, limitation or condition which might affect adversely its ability to perform hereunder;

(c)           to the best of Biocon’s knowledge: (i) the manufacture, importation, and sale to Par of any API provided by Biocon to Par hereunder; and the use by Par in the Product, of any such API will not violate the process patent of any third party in the Territory; and

(d)           all API shipped to Par pursuant to this Agreement shall (i) be in compliance with the API Specification and Quality Agreement at the time of delivery, (ii) be manufactured in a plant which meets the requirements of the FDA, including, without limitation, conformance with cGMP, (iii) be safe and efficacious raw material intended for use in a product manufactured for human therapeutic use and (iv) be stored and handled by Biocon at all times in the proper manner and suitable conditions for such API.

Article 10

INDEMNIFICATION

10.1         Indemnification Obligations of Par.  Subject to Section 10.4, from and after the Effective Date, Par shall indemnify Biocon against and hold Biocon and Biocon’s Affiliates harmless from any Loss payable to third parties, arising from or in connection with:

(a)           any material breach of the warranties by Par hereunder;

(b)           any other material misrepresentation or material breach of this Agreement by Par; and

(c)           the making, using or selling of the Product including product liability and patent infringement liability.

10.2         Indemnification Obligations of Biocon.  Subject to Section 10.4, from and after the Effective Date, Biocon shall indemnify Par against and hold Par and Par’s Affiliates harmless from, any Loss payable to third parties, arising from or in connection with:

(a)           any willful act or omission of Biocon or its Affiliates or Designees in connection with the storage, handling, manufacture, use, marketing, advertising, promotion, distribution or sale of the API in the Territory;

(b)           any material breach of any representation, warranty or covenant by Biocon under this Agreement; and

(c)           any express written claim made by Biocon of its Affiliates (except to the extent that such claim has been approved by the Regulatory Authority or authorized by Par) as to the efficacy or safety of or the use of API made by any purchaser of API.

10.3         Procedure.  If Par or any of its Affiliates or Biocon or any of its Affiliates (in each case an “Indemnified Party”) receives any written claim that it believes is the subject of indemnity hereunder by Biocon or Par, as the case may be, (in each case as “Indemnifying Party”), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party, absent the demonstrated prejudice to the Indemnifying Party caused by such delay.

10.3.1      Defense.  The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party.  If the Indemnifying Party does not so assume the defense of such claim or, having done so, does not diligently pursue such defense, the Indemnified Party may assume such defense, with counsel of its choice, but for the account of the Indemnifying Party.  If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be for the account of the Indemnified Party.

10.3.2      Cooperation.  The Party not assuming the defense of any such claim shall render all reasonable assistance to the Party assuming such defense, and all out-of-pocket costs of such assistance shall be for the account of the Indemnifying Party.

10.3.3      Settlement.  No such claims shall be settled other than by the Party defending the same and then only with the consent of the other Party, which shall not be unreasonably withheld; provided that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.

10.4         Infringement Defense.  Notwithstanding anything to the contrary herein, Par and its designated counsel will manage and control any intellectual property litigation against Par or Biocon or their Affiliates arising out of claims by a third party, that the importation, manufacture, use, sale, or marketing of the API or the Product infringes the intellectual property rights of such third party.  To the extent reasonably required, Biocon shall also become a client of Par’s designated counsel, and such counsel shall keep Biocon apprised of all material decisions issued by the courts in such matters.  All litigation expenses related to such intellectual property litigation shall be borne by Par.  Biocon shall make available to Par and its designated legal and regulatory counsel, such information, including without limitation, manufacturing processes for drug product and regulatory information, related to the product as Par and its counsel may reasonably request.

10.5         Limitations.  Notwithstanding anything to the contrary herein:

(a)           Neither Party shall be liable to the other under this Article 10 for Losses that arise from the misconduct or negligence of, or a violation of any Applicable Law by, the other Party, such other Party’s Affiliates or any of their respective officers, directors, agents, employees, or shareholders, or from the breach by such other Party of the provisions of this agreement.

(b)           An Indemnified Party shall not be entitled to recover any special, incidental, or consequential damages whatsoever under this Agreement except to the extent any such special, incidental, or consequential damages shall be payable by such Indemnified Party to a third party.

(c)           Although a Person may be entitled to make a claim for indemnification pursuant to more than one section of this Article 10, a Person shall not be entitled to recover indemnification for the same claim under more than one section of this Article 10.

(d)           Absent willful breach of any representation, warranty or covenant by Biocon, Biocon indemnity of Par for any product liability claims or product liability arising from recalls (as set forth in Section 7.2.1), shall be capped at a total [***] US dollars ($[***]).

Article 11

CONFIDENTIALITY AND PUBLIC DISCLOSURE

11.1         Each of the Parties agrees that, subject to Sections 11.2 and 11.3 below (a) it will not disclose any Confidential Information of the other Party that it may acquire at any time during the term of this Agreement without the prior written consent of such Party; (b) it will not make use of any Confidential Information of the other Party for any purpose other than for the purposes set forth herein, or in furtherance of the transactions contemplated by, this Agreement and it will use all reasonable efforts to prevent unauthorized publication or disclosure by any person of such Confidential Information including requiring its employees, consultants or agents to enter into similar confidentiality agreements in relation to such Confidential Information.

11.2         Each of the Parties acknowledge and agree that the terms and conditions of this Agreement shall be considered Confidential Information of each Party and shall be treated accordingly; provided, however, that each Party shall have the right to disclose this Agreement to its consultants and advisors under customary obligations of confidentiality.  Neither Party shall make any public disclosure or press release regarding this Agreement and shall not otherwise disseminate information, including product lists and company literature (written or electronic), that may have the affect of giving notice to any third party or the public of the existence or terms of this Agreement.  For clarity, it is understood that even if the existence of this Agreement becomes public knowledge neither Party shall divulge any of the terms, including the nature or identity of the API, of this Agreement.

11.3         The restrictions on the use and disclosure of Confidential Information in Section 10.1 shall not include any such information that is required to be disclosed (i) under Applicable Law, (ii) to respond to an inquiry of a Governmental Authority concerning the Product, or (iii) in a judicial, administrative or arbitration proceeding, then the receipt shall (A) provide the other Party with as much advance notice as reasonably practicable of the required disclosure, (B) cooperate with the other Party in any attempt to prevent or limit the disclosure, and (C) limit any disclosure to the specific purpose at issue.

11.4         The Parties acknowledge and agree that the terms and conditions of this Agreement shall be considered Confidential Information of each Party and shall be treated accordingly.  Notwithstanding the foregoing, Biocon acknowledges and agrees that Par may be required to disclose some or all of the information included in this Agreement in order to comply with its obligations under the United States Securities Act of 1933, the United States Securities Exchange Act of 1934 (“SEC”), listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or other similar laws of a Governmental Authority, and Biocon hereby consents to such disclosure; provided however, in connection with any such disclosure or filing, Par will use its reasonable efforts, under the guidance of its attorneys, to obtain confidential treatment of this Agreement as permitted by law or applicable rules and regulations and Par shall provide Biocon with a copy of the disclosure intended to be made, and the opportunity to provide comments thereon that shall be duly considered by Par.

11.5         Each Party, at the request of the other, shall return Confidential Information disclosed to it hereunder, in whatever form contained, including all notes or memoranda made by its employees, agents, or representatives obtained or derived from any such Confidential Information, including any listing which identifies the documents which were provided, except that one copy of this Agreement maybe retained at each Party’s Office of Counsel, to maintain a record of the same.

Article 12

MISCELLANEOUS

12.1         Entire Agreement.  This Agreement contains the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same.  This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both Parties.  Furthermore, it is the intention of the Parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both Parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both Parties to be an amendment or waiver.

12.2         Assignability.  This Agreement may not be assigned by either Party without the prior consent of the other Party; provided, however, (a) either Party may assign this Agreement to any entity which acquires substantially all of its assets or business, and (b) Par may assign this Agreement, in whole or in part, to any Affiliate of Par.

12.3         Severability.  If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

12.4         Further Assurances.  Each Party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.5         Use of Party’s Name.  No right, express or implied, is granted by this Agreement to either Party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement.

12.6         Notice and Reports.  All notices, consents or approvals required by this Agreement shall be in writing sent by certified or registered air mail, postage prepaid or by facsimile or cable (confirmed by such certified or registered mail) to the Parties at the following addresses or such other addresses as may be designated in writing by the respective Parties:

To Biocon:	Biocon Limited
20th KM Hosur Road
Electronics City PO
Bangalore 560 100
Attn: Head, Legal & General Counsel
Fax: +91-80-2852-3423

With copies to:

[***], President Group Marketing
[***], VP Group Marketing
[***], President Finance

To Par:	Par Pharmaceutical, Inc.
300 Tice Boulevard
Woodcliff Lake, NJ 07677
Attn: [***]
Fax: (201) 802-4224391-5364
Attn: [***]
Fax: (201) 391-5364

With copies to:

Frommer Lawrence & Haug LLP
745 Fifth Avenue
New York, New York 10151
Attn: Arthur Hoag, Esq.
Fax: (212) 588-0500

Notices shall be deemed effective on the date of mailing.

12.7         Relationships of the Parties.  Both Parties are independent contractors under this Agreement.  Nothing contained in this Agreement is intended nor is to be construed so as to constitute Biocon and Par as partners, agents or joint venturers with respect to this Agreement.  Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

12.8         Waiver.  The waiver by either Party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

12.9         Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the England without regard to the conflicts of laws provisions thereof, however, the Parties understand and agree that this Agreement pertains to the development and marketing of pharmaceutical products in the United States, and as such, all other matters associated with this Agreement shall be governed by the laws and regulations of the United States, including without limitation, the laws and regulations pertaining to intellectual property rights, drug approval and marketing.

12.10       Captions.  Paragraph captions are inserted for convenience only and in no way are to construed to define, limit or affect the construction or interpretation hereof.

12.11       Force Majeure.  A Party shall not be liable for nonperformance or delay in performance, other than of obligations regarding payment of money or confidentiality, caused by any event reasonably beyond the control of such Party including, but not limited to wars, hostilities, revolutions, riots, civil commotion, national emergency, strikes, lockouts, unavailability of supplies, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the date first written above.

PAR PHARMACEUTICAL, INC.

By:
Name:
Title:

BIOCON LIMITED

By:
Name:
Title:

EXHIBIT A

API Specifications

To be completed together with preparation of the Quality Agreement